October 29, 1999



Office of Records
Securities an Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Dreyfus Balanced Fund, Inc.
      File No. 811-7068

Gentlemen:

     Transmitted for filing is one (1) copy of the Annual Report to Shareholders for the above-referenced Fund for the period ended August 31, 1999, filed in compliance with the provisions of Section 30 of the Investment Company Act of 1940.

                                        Very truly yours,



                                        Paraskevou Charalambous


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Enclosure